NEWS	Exhibit 99.1

Cathie Koch
Group Vice President, Corporate Affairs
(813) 830-5127

Dave George and Jon Sagal Appointed to Bloomin’ Brands Board of Directors

Company and Starboard Enter into Cooperation Agreement

TAMPA, Fla (January 2, 2024) – Bloomin’ Brands, Inc. (Nasdaq: BLMN) today announced the appointment of Dave George, former Chief Operating Officer of Darden Restaurants, and Jon Sagal, Partner at Starboard Value LP (together with certain of its affiliates, “Starboard”), to the Company’s Board of Directors, effective immediately. These appointments have been made in connection with a cooperation agreement entered into between the Company and Starboard, which owns approximately 9.7% of the Company’s outstanding common stock, and reflect the Company’s ongoing commitment to constructive shareholder engagement.

R. Michael Mohan, Chairman of the Board of Bloomin’ Brands, said, “We are pleased to welcome Dave and Jon to the Board. With more than 30 years of leadership experience in the restaurant industry, Dave is deeply familiar with the unique aspects of casual dining and has a proven record of driving growth and profitability. Jon brings valuable financial and investment acumen and further shareholder representation to the Board. We are confident Dave and Jon will further enhance our Board’s already diverse and proven expertise, and we look forward to benefiting from their perspectives as we advance our ongoing work to deliver a differentiated customer experience, drive sales and traffic and create value for all shareholders.”

Jeffrey Smith, Chief Executive Officer and Chief Investment Officer of Starboard, commented, “Throughout the course of our engagement with Bloomin’ Brands, we have appreciated the collaborative and open dialogue we have had with members of the Board and management team. Bloomin’ Brands has a great portfolio of brands along with compelling growth levers and opportunities for value creation. We believe Dave and Jon bring experience and insights that are additive to the Company’s Board, and we look forward to working closely with the Company to drive further operational and financial improvements and enhance value for shareholders.”

In addition, the Company today announced the formation of an Operating Committee of the Board. This Committee will work with management to identify and recommend opportunities for further improvement related to various corporate and operational matters. Dave George will serve as the Chair of the Committee, and Jon Sagal and current directors Mike Mohan and John Mahoney have been appointed as members.

Under the cooperation agreement, Starboard has agreed to customary standstill, voting and other provisions. The full agreement between Bloomin’ Brands and Starboard will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

BofA Securities, Inc. is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Bloomin’ Brands. Olshan Frome Wolosky LLP is serving as legal counsel to Starboard.

About Dave George
Dave George most recently served as Executive Vice President, Chief Operating Officer at Darden Restaurants, a role he held from January 2018 to August 2020. He originally joined Darden in 2007 as a result of Darden’s acquisition of LongHorn Steakhouse as President, LongHorn Steakhouse. Mr. George was named President, Olive Garden in 2013 and Executive Vice President, Darden in 2016.

Prior to his tenure at Darden, Mr. George served as Senior Vice President, Operations for LongHorn Steakhouse from 2001 to 2003 and Vice President, Operations for The Capital Grille from 2000 to 2001. Mr. George was formerly on the Board of Ziosk and is a National Trustee for Boys & Girls Clubs of America. He graduated from

Michigan State University, where he received a B.S. in Hotel and Restaurant Management and currently serves on the advisory board of the Broad School of Business.

About Jon Sagal
Jon Sagal is a Partner at Starboard Value LP. Prior to joining Starboard in 2011, Mr. Sagal was an investment analyst at Casablanca Capital, an investment firm focused on shareholder activism. Previously, he was an investment analyst at Mill Road Capital, where he focused on long-term public and private equity investments in microcap companies, and Prentice Capital Management, where he focused on investments in consumer and retail companies. Prior to Prentice, he was an Investment Banking Analyst in the Mergers & Acquisitions group at Rothschild Inc.

Since 2019, Mr. Sagal has served on the board of directors of Acacia Research Corporation, an opportunistic capital platform with a strategy to purchase businesses based on the differentials between public and private market valuations, where he is Chair of the Strategic Committee and served on the Nominating, Corporate Governance & Sustainability Committee. Mr. Sagal also serves on the board of Microlumbia Impact Fund, a student run non-profit fund at Columbia Business School that focuses on microfinance and impact investing.

Mr. Sagal received an M.B.A. from Columbia Business School and graduated from Princeton University, where he received an A.B. in Philosophy.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 47 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements
Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; the effects of a health pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions, the responses of domestic and foreign federal, state and local governments to a pandemic and consumer behavior; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to address environmental, social and governance matters; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the SEC. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts
Cathie Koch
Group Vice President, Corporate Affairs
(813) 830-5127